EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

On January 31, 2020 (the “Merger Date”), OncoCyte Corporation (“Oncocyte”) completed its acquisition of Insight Genetics, Inc. (“Insight”), pursuant to a previously announced Agreement and Plan of Merger, dated as of January 10, 2020 (the “Merger Agreement”), pursuant to which a newly incorporated wholly-owned subsidiary of Oncocyte (“Merger Sub”) merged with and into Insight such that the separate existence of Merger Sub ceased and Insight survived as a wholly owned subsidiary of Oncocyte (the “Merger”). Under the terms of the Merger Agreement, Oncocyte agreed to pay $7 million in cash and $5 million of Oncocyte common stock (the “Merger Consideration”) to Insight shareholders, subject to a holdback for indemnity claims not to exceed ten percent of the total Merger Consideration. In addition to the Merger Consideration, Oncocyte may also pay contingent consideration of up to $6.0 million in any combination of cash or shares of Oncocyte common stock if certain milestones are achieved, which consist of (i) a $1.5 million clinical trial completion and data publication milestone, (ii) $3.0 million for an affirmative final local coverage determination from Centers for Medicare and Medicaid Services (“CMS”) for a specified lung cancer test, and (iii) up to $1.5 million for achieving certain CMS reimbursement milestones. As additional consideration for Insight’s shareholders, the Merger Agreement provides for Oncocyte to pay a revenue share of not more than ten percent of net collected revenues for current Insight pharma service offerings over a period of ten years, and a tiered revenue share percentage of net collected revenues through the end of the technology lifecycle if certain new cancer tests are developed and commercialized using Insight technology.

Oncocyte has received a waiver from the Securities and Exchange Commission (the “SEC”) to present an audited Statement of Assets Acquired and Liabilities Assumed, at fair value, of Insight in lieu of complete Insight historical financial statements. Historical financial statements of Insight were not available or prepared because those financial statements were not considered meaningful or representative of the fair value of the assets acquired and liabilities assumed by Oncocyte in the Merger. A substantial portion of the assets sought and acquired by Oncocyte are in-process research and development (“IPR&D”) assets, principally comprised of (i) an Immuno-Oncology Assay (referred to as the “DetermaIO™ Assay”) and (ii) a Triple-Negative Breast Cancer Assay (“TNBC Assay”), collectively referred to as the “Insight Assays”. Prior to the Merger, the Insight Assays were developed by Insight and those development costs were expensed as research and development on Insight’s statements of operations. Furthermore, Insight had no material tangible, intangible or other assets on its historical balance sheet. Insight’s only revenues were certain ancillary service revenues, unrelated to the Insight Assays, that were used to partially fund Insight’s prior development efforts for the Insight Assays. Insight has only certain ancillary service revenues unrelated to the Insight Assays mainly to partially fund Insight’s prior development efforts for the Insight Assays. Therefore, the historical financial statements of Insight are not meaningful to Oncocyte’s investors or Oncocyte’s financial position, cash flows or operations as of the Merger Date, nor are Insight’s historical financial statements reflective of the future investments and efforts Oncocyte plans to make to bring the Insight Assays to commercial stage. The Insight Assays acquired at fair value are the substantial intangible assets being sought and valued by Oncocyte and are therefore the main driver of the economics of the transaction and the purchase price offered. Management believes, therefore, that the Statement of Assets Acquired and Liabilities Assumed, at fair value, on the Merger Date is the most meaningful and relevant for Oncocyte to present instead of the historical financial statements of Insight. Accordingly, Unaudited Pro Forma Condensed Combined Statements of Operations (the “Pro Forma Statement(s) of Operations”) under Section 8-05 of Regulation S-X have not been prepared as they are not applicable because there are no available historical financial statements of Insight, including a statement of operations as discussed above.

The following sets forth the unaudited pro forma condensed combined balance sheets of Oncocyte after giving effect to the Merger. The “Unaudited Pro Forma Condensed Combined Balance Sheets” (the “Pro Forma Balance Sheets”) give effect to the Merger as if it was consummated on December 31, 2018 and on September 30, 2019, using the Merger Consideration transferred on the Merger Date and the per share closing price of Oncocyte common stock on the NYSE American on the Merger Date. The Pro Forma Balance Sheet as of December 31, 2018 combines the historical last audited and reported balance sheet of Oncocyte and the audited Statement of Assets Acquired and Liabilities Assumed on the Merger Date. The Pro Forma Balance Sheet as of September 30, 2019 combines the latest interim period reported unaudited balance sheet of Oncocyte and the audited Statement of Assets Acquired and Liabilities Assumed on the Merger Date. The historical financial information has been adjusted in the Pro Forma Balance Sheets to reflect the pro forma impact of events and transactions that are directly attributable to the Merger, factually supportable and reasonable under the circumstances. The Pro Forma Balance Sheets do not include the effects of any transactions that took place subsequent to those dates, or any potential debt or equity offerings, except for the transfer of the Merger Consideration and Contingent Consideration to Insight shareholders and certain other transaction costs directly related to the Merger.

The Pro Forma Balance Sheets have been prepared using the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), under accounting principles generally accepted in the United States of America (“U.S. GAAP”), which requires the consideration transferred to be measured at fair value on the acquisition date in accordance with ASC 820, Fair Value Measurement. The acquisition method of accounting is dependent upon certain valuation methods, significant assumptions and other subjective estimates made by management. Accordingly, the pro forma adjustments have been made solely for the purpose of preparing the Pro Forma Balance Sheets. Differences between estimates and actual results from the acquisition may have a material impact on Oncocyte’s future results of operations and financial position.

The Pro Forma Balance Sheets do not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt or equity financing or other restructuring that may result from the Merger. The Pro Forma Balance Sheets are presented for illustrative purposes only and are not necessarily indicative of the financial position that would have occurred if the Merger had been completed on the dates assumed, nor is it necessarily indicative of the future financial position of the combined company.

The Pro Forma Balance Sheets have been derived from and should be read in conjunction with the unaudited financial statements and the related notes included in Oncocyte’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019, the audited financial statements and the related notes included in Oncocyte’s Annual Report on Form 10-K for the year ended December 31, 2018, and the audited Statement of Assets Acquired and Liabilities Assumed as of January 31, 2020 and the related notes filed as an exhibit to the Current Report on Form 8-K to which the Pro Forma Balance Sheets are an exhibit (the “Current Form 8-K).

Oncocyte Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2019

(in thousands)

	Oncocyte, as reported	Pro Forma Adjustments for Insight as of January 31, 2020 (Note 2)		Transaction Costs and Other Items (Note 2)		Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$19,444	$(6,400	)(a)	$(649	)(l)	$12,431
		36	(a)	-
Marketable equity securities	415	-		-		415
Prepaid expenses and other current assets	418	42	(b)	-		460
Total current assets	20,277	(6,322)		(649)		13,306

NONCURRENT ASSETS
Right-of-use assets, machinery and equipment, net	1,079	585	(c)	-		1,664
Deposits and other long-term assets	169	-		-		169
Equity method investment in Razor	11,245	-		-		11,245
Intangible assets, net	-	440	(d)	-		440
Acquired in-process research and development	-	14,650	(e)	-		14,650
Goodwill	-	7,933	(f)	1,254	(e)(f)	9,187
Deferred tax assets	-	-		1,095	(m)	1,095
TOTAL ASSETS	$32,770	$17,286		$1,700		$51,756

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,213	61	(g)	-		2,274
Financing lease and right-of-use liabilities, current	253	92	(h)	-		345
Loan payable, current	577	-		-		577
Cash holdback liability	-	600	(i)	-		600

Total current liabilities	3,043	753		-		3,796

NONCURRENT LIABILITIES
Financing lease and right-of-use liabilities, net of current portion	392	403	(h)	-		795
Contingent consideration transferred	-	11,130	(j)	-		11,130
Deferred income tax liability	-	-		1,254	(e)	1,254
TOTAL LIABILITIES	3,435	12,286		1,254		16,975

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, authorized 5,000 shares; none issued and outstanding as of September 30, 2019	-	-		-		-
Common stock, no par value, 85,000 shares authorized; 51,973 and 53,889, actual and pro forma shares issued and outstanding as of September 30, 2019, respectively	115,126	5,000	(k)	-		120,126

Accumulated other comprehensive loss	-					-
Accumulated deficit	(85,791)			(649	)(l)	(85,345)
				1,095	(m)
Total shareholders’ equity	29,335	5,000		446		34,781
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$32,770	$17,286		$1,700		$51,756

See accompanying notes to the Unaudited Pro Forma Condensed Combined Balance Sheets.

Oncocyte Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2018

(in thousands)

	Oncocyte, as reported	Pro Forma Adjustments for Insight as of January 31, 2020 (Note 2)		Transaction Costs and Other Items (Note 2)		Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,034	$(6,400	)(a)	$(649	)(l)	$1,021
		36	(a)	-
Marketable equity securities	428	-		-		428
Prepaid expenses and other current assets	180	42	(b)	-		222
Total current assets	8,642	(6,322)		(649)		1,671

NONCURRENT ASSETS
Right-of-use assets, machinery and equipment, net	614	585	(c)	-		1,199
Deposits and other long-term assets	262	-		-		262
Intangible assets, net	-	440	(d)	-		440
Acquired in-process research and development	-	14,650	(e)	-		14,650
Goodwill	-	7,933	(f)	1,254	(e)(f)	9,187
Deferred tax assets	-	-		1,095	(m)	1,095
TOTAL ASSETS	$9,518	$17,286		$1,700		$28,504

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Amounts due to Lineage and affiliates	$2,101	-		-		2,101
Accounts payable and accrued liabilities	2,275	61	(g)	-		2,336
Financing lease and right-of-use liabilities, current	385	92	(h)	-		477
Loan payable, current	800	-		-		800
Cash holdback liability	-	600	(i)	-		600

Total current liabilities	5,561	753		-		6,314

NONCURRENT LIABILITIES
Loan payable, net of deferred financing costs, noncurrent	347	-		-		347
Financing lease and right of use liabilities, net of current portion	187	403	(h)	-		590
Contingent consideration transferred	-	11,130	(j)	-		11,130
Deferred income tax liability	-	-		1,254	(e)	1,254
TOTAL LIABILITIES	6,095	12,286		1,254		19,635

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, authorized 5,000 shares; none issued and outstanding as of December 31, 2018	-	-		-		-
Common stock, no par value, 85,000 shares authorized; 40,664 and 42,580, actual and pro forma shares issued and outstanding as of December 31, 2018, respectively	74,742	5,000	(k)	-		79,742

Accumulated other comprehensive loss	-					-
Accumulated deficit	(71,319)			(649	)(l)	(70,873)
				1,095	(m)
Total shareholders’ equity	3,423	5,000		446		8,869
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,518	$17,286		$1,700		$28,504

See accompanying notes to the Unaudited Pro Forma Condensed Combined Balance Sheets.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheets

Note 1. Basis of presentation

The unaudited Pro Forma Balance Sheets are derived from the historical balance sheets of Oncocyte Corporation, as adjusted to give effect to the Merger, which was completed on January 31, 2020.

The Pro Forma Balance Sheets are provided for illustrative purposes only and do not purport to represent what Oncocyte’s actual consolidated financial position would have been immediately after the Merger if the Merger had occurred on the dates assumed. The actual results reported in periods following the Merger may differ significantly from those reflected in the Pro Forma Balance Sheets for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the Pro Forma Balance Sheets and actual amounts, cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt or equity financing, or other restructuring that may result from the Merger.

For further details on the below adjustments, see the audited Statement of Assets Acquired and Liabilities Assumed as of January 31, 2020 and the related notes, filed as an exhibit to the Current Form 8-K.

Note 2. Adjustments to the Pro Forma Balance Sheets

(a)	To record the cash consideration transferred by Oncocyte to Insight shareholders as part of the Merger Consideration, net of the cash holdback (see Note (i) below) liability, plus cash acquired by Oncocyte from Insight in the Merger, as of the Merger Date.

(b)	To record the fair value of accounts receivable and other current assets acquired.

(c)	To record a right-of-use asset related to a lease of the office and laboratory facility in Nashville, Tennessee (the “Nashville Lease”) occupied by Insight and certain acquired laboratory machinery and equipment.

(d)	To record the fair value of long-lived intangible assets – customer relationships.

(e)	To record the estimate of identifiable acquired IPR&D intangible assets consisting of $10.7 million allocable to the DetermaIO™ Assay and $4.0 million allocable to the TNBC Assay.

(f)	To record estimated goodwill recognized, which includes the value of the assembled workforce, as a result of the Merger, and represents the amount by which the consideration transferred (consisting of the Aggregate Merger Consideration, including the Contingent Consideration) exceeds the fair value of Insight’s assets acquired and the liabilities assumed on the Merger Date. Goodwill also includes the $1.3 million of net deferred tax liabilities recorded principally related to the Insight Assays recorded in Note (e).

(g)	To record accounts payable and accrued liabilities.

(h)	To record right-of-use liability related to the Nashville Lease, which includes both the current and noncurrent portions (see Note (c)).

(i)	To record the cash holdback liability. The cash consideration paid on the Merger Date was $6.4 million (see Note (a)), which was net of a $0.6 million cash holdback, recorded as a holdback liability since Oncocyte retained the cash. In accordance with ASC 805, amounts held back for general representations and warranties of the sellers are included as part of the total consideration transferred.

(j)	To record the estimated fair value of the Contingent Consideration transferred on the Merger Date.

(k)	To record the issuance of 1.9 million shares of Oncocyte common stock valued at $5 million based on the closing price of Oncocyte common stock on the NYSE American on the Merger Date.

(l)	To record transaction costs of $0.6 million incurred by Oncocyte directly attributable to the Merger. Transaction costs include fees for legal, accounting and audit, valuation services, exchange agent, and other professional fees. Transaction costs are expensed as incurred and accounted for outside of the business combination in the post-acquisition financial statements of the combined entity. As the transaction costs will not have a continuing impact, Oncocyte has shown those costs as a direct charge to the accumulated deficit on the Pro Forma Balance Sheets.

(m)	To record the partial release of the Oncocyte valuation allowance and the corresponding deferred tax assets related to the Merger. In accordance with ASC 805, a change in the acquirer’s valuation allowance that stems from a business combination should be recognized as an element of the acquirer’s income tax expense or benefit. As the release of the valuation allowance is a tax benefit that will not have a continuing impact, Oncocyte has shown that adjustment as a reduction to the accumulated deficit on the Pro Forma Balance Sheets.